Exhibit 8.1

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX: (302) 651-7701

WWW.RLF.COM

June 8, 2006

To Each Of The Persons Listed

On Schedule A Attached Hereto

Re:	SLM Private Credit Student Loan Trust 2006-B

Ladies and Gentlemen:

We have acted as special Delaware tax counsel to SLM Private Credit Student Loan Trust 2006-B (the “Trust”), a Delaware statutory trust created pursuant to the Trust Agreement, dated as of March 9, 2006, between SLM Funding LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Chase Bank USA, National Association, a national banking association, as trustee (the “Trustee”), which was amended and restated on April 4, 2006, as further amended and restated by the Amended and Restated Trust Agreement, dated as of June 8, 2006 (as amended and restated, the “Trust Agreement”), among the Depositor, the Trustee and The Bank of New York, a New York banking corporation, as indenture trustee. This opinion is being delivered to you at your request. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference to, Appendix A to the Trust Agreement.

We have examined forms of the following documents:

(a)	The Trust Agreement;

(b)	The Indenture;

(c)	The Administration Agreement;

(d)	The Purchase Agreements;

(e)	The Servicing Agreement;

(f)	The Notes; and

(g)	A certified copy of the certificate of trust of the Trust which was filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 9, 2006 (the “Certificate of Trust”).

To Each Of The Persons Listed

On Schedule A Attached Hereto

June 8, 2006

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein below, it is our opinion that:

Assuming that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and the Notes will be classified as debt for federal income tax purposes, then for purposes of Delaware taxation (i) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and will not be subject to income tax, (ii) the Notes will be classified as debt and (iii) Noteholders that are not otherwise subject to Delaware taxation on income will not be subject to Delaware income tax solely as a result of their ownership of the Notes.

The foregoing opinions are subject to the following assumptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

C. We have not participated in the preparation of any offering materials with respect to the Notes and assume no responsibility for their contents.

Circular 230 Notice. Any advice contained in this communication with respect to any federal tax matter was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that the Internal Revenue Service may impose on the taxpayer. If any such advice is made to any person other than to our client for whom the advice was prepared, the advice expressed above is being delivered to support the promotion or marketing (by a person other than Richards, Layton & Finger) of the transaction or matter discussed or referenced, and such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

To Each Of The Persons Listed

On Schedule A Attached Hereto

June 8, 2006

This opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by or furnished to any person or entity for any purpose.

We also hereby consent to the use of this opinion as an exhibit to the Registration Statement relating to the Notes and to the use of our name under the headings “Summary of Terms-Tax Considerations” and “Legal Matters” in the Prospectus filed as part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

GCK/rmc

SCHEDULE A

Sallie Mae, Inc.

12061 Bluemont Way

Reston, Virginia 20190

SLM Funding LLC

12061 Bluemont Way

Reston, Virginia 20190

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

250 Vesey Street

New York, New York 10080

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Deutsche Bank Securities

60 Wall Street

New York, New York 10005

Lehman Brothers Inc.

745 Seventh Avenue, 7th Floor

New York, New York 10019

Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Fitch Ratings

One State Street Plaza

New York, New York 10004

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Standard & Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Wall Street

New York, New York 10041

Merrill Lynch Capital Services, Inc.

4 World Financial Center, 10th Floor

New York, New York 10080

The Bank of New York

101 Barclay Street, 8 West

New York, New York 10286

SLM Private Credit Student Loan Trust 2006-B

c/o Chase Bank USA, National Association

Attention: Worldwide Securities Services

c/o JPMorgan Chase

500 Stanton Christiana Road, OPS4 / 3rd Floor

Newark, Delaware 19713

Chase Bank USA, National Association

Attention: Worldwide Securities Services

c/o JPMorgan Chase

500 Stanton Christiana Road, OPS4 / 3rd Floor

Newark, Delaware 19713